Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
PRIDE INTERNATIONAL, INC.
a Delaware corporation
ARTICLE 1
OFFICES
1.1 REGISTERED OFFICE
     The corporation shall maintain a registered office and registered agent in the State of Delaware. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.
1.2 OTHER OFFICES
     The corporation may also have offices at such other places both within or outside the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE 2
MEETINGS OF STOCKHOLDERS
2.1 ANNUAL MEETING; ELECTION OF DIRECTORS
          (a) An annual meeting of the stockholders shall be held for the election of directors on a date and at a time and place designated by the board of directors. Any other proper business may also be transacted at the annual meeting.
          (b) The stockholders may elect the board of directors by written consent in lieu of the annual meeting. If the consent is less than unanimous, it will constitute a consent in lieu of the annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of the consent were (i) vacant at the effective time and (ii) filled by action of the consent.
          (c) If the annual meeting is not held on the date designated for it or if the board of directors has not been elected by written consent in lieu of an annual meeting, the standing directors shall cause the meeting to be held as soon as is convenient.

2.2 SPECIAL MEETINGS
     Except as otherwise required by law, special meetings of the stockholders for any purpose may be called and the location of the meeting designated by the board of directors, the chairman of the board, or the president. Holders of shares entitled to cast not less than one-third of the votes entitled to be cast at the meeting may also call a special meeting by written request. The written request must state the purposes of the meeting and must be delivered to the chairman of the board or the president. The chairman of the board or the president, as the case may be, shall fix a date, time and place for the meeting as promptly as practicable following receipt of the written request.
2.3 REMOTE COMMUNICATION
     The board of directors may, in its sole discretion, determine that a stockholders meeting shall not be held at any place, but may instead be held solely by means of remote communication. Further, the board of directors may, in its sole discretion, authorize stockholders and proxyholders not physically present at a meeting of stockholders to, by means of remote communication and subject to such guidelines and procedures as the board of directors may adopt, (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication. If the board of directors authorizes a meeting solely by remote communication or authorizes presence, participation and voting at a meeting by means of remote communication, the corporation must (i) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) maintain a record of any vote or other action taken at the meeting by means of remote communication by any stockholder or proxyholder.
2.4 NOTICE OF MEETINGS
     Except as provided in Section 230 of the Delaware General Corporation Law (the “DGCL”), written or printed notice of each annual or special meeting of the stockholders shall be given to each stockholder entitled to vote at the meeting. The notice (i) shall state the place, if any, date, time, means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, (ii) shall be given not less than 10 days nor more than 60 days before the date of the meeting, and (iii) shall be given in a manner provided by and subject to Article 9.

2.5 STOCKHOLDERS LIST
     At least 10 days before every meeting of stockholders, the officer having charge of the stock ledger shall prepare a complete list of the stockholders entitled to vote at the meeting. The list must be arranged in alphabetical order and show the address of each such stockholder and the number of shares registered in the name of the stockholder. Electronic mail addresses or other electronic contact information need not be included on the list. The list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the corporation. In the event the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time of the meeting, and may be inspected by any stockholder present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
2.6 QUORUM
     The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the stockholders of the corporation for the transaction of business, except as otherwise required by law, the certificate of incorporation or these bylaws. If, however, a separate vote by class or series is required with respect to any matter, the holders of a majority of the shares of such class or series, as the case may be, shall constitute a quorum (as to such class or series) with respect to the matter. If a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting present in person or represented by proxy shall have power to adjourn the meeting from time to time until a quorum is present or represented.
2.7 ADJOURNED MEETINGS
     When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if its time and place, if any, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8 VOTE REQUIRED
     Except as otherwise required by law, the certificate of incorporation or these bylaws, when a quorum is present at a meeting: (a) the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders; and (b) where a separate vote by class or series is required, the affirmative vote of the majority of shares of such class or series present in person or represented by proxy shall be the act of such class or series.
2.9 PROXIES
     Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. No proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary. No shares may be represented or voted under a proxy that has been found to be invalid or irregular.
     Without limiting the manner in which a stockholder may authorize a proxy, the following shall constitute valid means of doing so:
          (a) a stockholder may execute a writing authorizing another person to act for the stockholder as proxy. Either the stockholder or the stockholder’s authorized officer, director, employee or agent may sign the writing. Alternatively, such person may cause his or her signature to be affixed to the writing by any reasonable means, including facsimile signature; and
          (b) a stockholder may authorize another person to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission. Any such transmission must either set forth or be submitted with information from which it can be determined that the stockholder authorized the transmission. If it is determined that the transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.
     Any copy, facsimile telecommunication or other reliable reproduction of such writing or transmission may be substituted or used in lieu of the original writing or transmission for all purposes for which the original writing or transmission could be used, provided that the reproduction is a complete reproduction of the entire original writing or transmission.

2.10 VOTING OF CERTAIN SHARES
     With respect to shares entitled to vote:
          (a) shares standing in the name of another corporation or other entity, domestic or foreign, may be voted by such officer, agent, or proxy as the (i) bylaws or other governing document of such corporation or entity may prescribe, or (ii) in the absence of such provision, as the board of directors or other governing body of such corporation or entity may determine;
          (b) shares held in a fiduciary capacity may be voted by the fiduciary; and
          (c) shares standing in the name of a trustee, receiver or pledgee may be voted by such trustee, receiver or pledgee either in person or by proxy as provided by statute.
     If the shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing such persons or creating the relationship, their acts with respect to voting shall have the following effect:
          (a) if only one votes, the voter’s act binds all;
          (b) if more than one vote, the act of the majority so voting binds all; and
          (c) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately unless otherwise ordered by a court having jurisdiction.
     If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split shall be a majority or even split in interest.
2.11 ACTION BY WRITTEN CONSENT OR ELECTRONIC TRANSMISSION
          (a) Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken by written consent without a meeting, without prior notice and without a vote, as follows:
               (i) the holders of outstanding capital stock of the corporation having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted must sign and date the written consent setting forth the action so taken. Consents may be executed in counterparts; and

               (ii) the consent(s) must be delivered to the corporation’s registered office in Delaware, to its principal place of business, or to an officer or agent of the corporation having custody of the book(s) in which proceedings of meetings of the stockholders are recorded. Delivery made to the registered office must be by hand or by certified or registered mail, return receipt requested, and will be deemed delivered upon actual receipt by the registered office.
          (b) All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the corporation as required by this Section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded.
          (c) A stockholder or proxyholder may consent to action by means of a telegram, cablegram or other electronic transmission. The stockholder, the proxyholder or a person or persons authorized to act for the stockholder or proxyholder must transmit the consent. The consent shall be deemed to be written, signed and dated if the transmission sets forth or is delivered with information from which the corporation can determine (i) that the transmission was transmitted by the stockholder, proxyholder or authorized person(s), and (ii) the date on which it was transmitted. The date on which the transmission is transmitted shall be deemed to be the date on which the consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until it is reproduced in a paper form and delivered in accordance with Section 2.11(a), provided, however, that it may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by the board of directors.
          (d) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for all purposes for which the original writing could be used, provided that the reproduction is of the entire original writing.
          (e) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided above.
2.12 TREASURY STOCK
     Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by such corporation, shall not be entitled to vote nor counted for quorum purposes. Notwithstanding the foregoing, the corporation may vote shares of its own stock that it holds in a fiduciary capacity.
ARTICLE 3
DIRECTORS
3.1 NUMBER, ELECTION AND TERM OF OFFICE
     The board of directors shall consist of at least one member, which number may be changed from time to time by action of the board of directors or the stockholders. Except as provided in Sections 3.3 and 3.4, the directors shall be elected at the annual meeting of stockholders. Elections of directors need not be by written ballot unless the board of directors specifies otherwise. If the election is to be by written ballot, then, if the board of directors authorizes it, a ballot submitted by electronic transmission may satisfy the requirement of a written ballot. Any such electronic transmission must either set forth or be submitted with information from which the corporation can determine that it was authorized by the stockholder or proxyholder. Each director shall be elected by a majority vote of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Each director shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal as hereinafter provided.
3.2 MANAGEMENT OF AFFAIRS OF CORPORATION
     The property and business of the corporation shall be managed by or under the direction of its board of directors. The board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not reserved exclusively to the stockholders by law, the certificate of incorporation or these bylaws.
3.3 RESIGNATIONS AND VACANCIES
     Any director may resign at any time by giving notice to the board of directors, the chairman of the board or the president in writing or by electronic transmission. Any such resignation shall take effect on the date of the receipt of the notice or at any later time specified in the notice. Acceptance of the resignation shall not be necessary to make it effective. If, at any time other than the annual meeting of the stockholders, any vacancy occurs in the board of directors or any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office (even if less than a quorum) may choose a successor or fill the newly created directorship. Unless removed sooner, the director so chosen shall hold office until the next annual election of directors by the stockholders and until such director’s successor is duly elected and qualified. Whenever the certificate of incorporation entitles holders of any class or series of stock to elect one or more directors, vacancies and newly created directorships of such class or series may be filled by a majority of the directors elected by such class or series then in office, or by a sole remaining director so elected.

3.4 REMOVAL AND VACANCIES
     Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors except as follows: (a) if the stockholders are entitled to exercise cumulative voting rights, then no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or (b) if there are classes of directors, then the stockholders may effect such removal only for cause. The successor to any director so removed may be elected at the meeting at which the removal was effectuated. The remaining directors may fill any remaining vacancies created by the removal. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the certificate of incorporation, the provisions of this Section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.
3.5 ANNUAL AND REGULAR MEETINGS
     The annual meeting of the board of directors shall be held, without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of the stockholders. Regular meetings of the board of directors, other than the annual meeting, may be held at such time and at such place as the board may from time to time fix by resolution and no notice (other than the resolution) need be given as to any regular meeting.
3.6 SPECIAL MEETINGS
     Special meetings of the board of directors may be called by the chairman of the board or the president and shall be called by the secretary at the request of any director, to be held at such time and place, either within or outside Delaware, as shall be designated by the call and specified in the notice of such meeting.
3.7 NOTICE OF MEETINGS
     Notice of special meetings of the board of directors shall be provided to each director pursuant to Article 9. If such notice is mailed, it shall be deposited in the United States mail, postage prepaid, at least three days before such meeting. If such notice is given by overnight courier, it shall be given to the overnight courier service for delivery at least two days before such meeting. If such notice is given personally or by electronic transmission, it shall be delivered or transmitted at least 24 hours before the time of the meeting. Except as otherwise provided by law or these bylaws, meetings may be held at any time without notice if all of the directors are present or if, at any time before or after the meeting, those not present waive notice of the meeting in writing.

3.8 QUORUM REQUIRED, VOTE AND ADJOURNMENT
     Except as otherwise provided by law or these bylaws: (a) at each meeting of the board of directors, the presence of not less than a majority of the whole board shall be necessary and sufficient to constitute a quorum for the transaction of business; and (b) the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum is not present at any meeting of directors, the directors present may adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present.
3.9 COMMUNICATIONS EQUIPMENT
     Unless otherwise restricted by the certificate of incorporation, any member of the board of directors or of any committee designated by the board may participate in a meeting of the directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such equipment shall constitute presence in person at such meeting.
3.10 PRESUMPTION OF ASSENT
     Unless applicable law provides otherwise, a director of the corporation who is present at a meeting of the board of directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless: (a) the director’s dissent is entered in the minutes of the meeting; or (b) the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or forwards the dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of any action.
3.11 ACTION BY WRITTEN CONSENT
     Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board or of such committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or electronic transmission is filed with the minutes of proceedings of the board or committee. The filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.
3.12 EXECUTIVE COMMITTEE
     The board of directors may designate one or more directors of the corporation to constitute an executive committee, which, to the extent provided in the resolution and except as otherwise provided by law, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation.
3.13 OTHER COMMITTEES
     The board of directors may designate other committees consisting of one or more directors. Each member of a committee shall serve for such term and the committee shall have and may exercise such duties, functions and powers as these bylaws and the board of directors may provide, except as otherwise restricted by law.
3.14 ALTERNATES
     The board of directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the members present at any meeting and not disqualified from voting whether or not such members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of the absent or disqualified member.
3.15 QUORUM AND MANNER OF ACTING — COMMITTEES
     The presence of a majority of members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any action at the meeting.
3.16 COMMITTEE CHAIRMAN, BOOKS AND RECORDS, ETC.
     The chairman of each committee shall be selected by the board of directors from among the members of the committee. Each committee shall fix its own rules of procedure not inconsistent with these bylaws or the resolution of the board of directors designating the committee. Each committee shall meet at such times and places and upon such call or notice as shall be provided by such rules. Each committee shall keep a record of its actions and proceedings and shall report on them to the board of directors at the board’s next meeting.
3.17 FEES AND COMPENSATION OF DIRECTORS
     Directors shall not receive any stated salary for their services as such, but by resolution of the board of directors a fixed fee, with or without expenses of attendance, may be allowed for attendance at each regular or special meeting of the board. Directors shall be allowed their reasonable traveling expenses when actually engaged as a director and in the business of the corporation. Members of any committee may be allowed like fees and expenses for attending committee meetings. Nothing in these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.18 RELIANCE UPON RECORDS
     Every member of the board of directors of the corporation, or member of any committee designated by the board of directors, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.
3.19 DIVIDENDS AND RESERVES
     Except as otherwise provided by law or the certificate of incorporation, the board of directors may declare dividends upon stock of the corporation at any regular or special meeting. Dividends may be paid in cash, in property, in shares of stock or otherwise in the form, and to the extent, permitted by law. The board of directors may set apart, out of any funds of the corporation available for dividends, a reserve or reserves for working capital or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.
ARTICLE 4
OFFICERS
4.1 OFFICES AND OFFICIAL POSITIONS
     The officers of the corporation shall consist of a president and a secretary, and may consist of a chairman of the board, a treasurer, one or more vice presidents, and such assistant secretaries, assistant treasurers, and other officers as the board of directors shall determine from time to time. The same person may hold any two or more offices. The board of directors may choose not to fill any office for any period as it may deem advisable. None of the officers need be a director, a stockholder of the corporation or a resident of Delaware. The board of directors may from time to time establish, and abolish, official positions within the divisions into which the business and operations of the corporation are divided, pursuant to Article 5, and assign titles and duties to such positions. Those appointed to official positions within divisions may, but need not, be officers of the corporation. The board of directors shall appoint persons to official positions within a division and may, with or without cause, remove from such a position any person appointed to it. In any event, the authority incident to an official position within a division shall be limited to acts and transactions within the scope of the business and operations of such division.

4.2 ELECTION AND TERM OF OFFICE
     The board of directors shall elect the officers of the corporation at its annual meeting. If the election of officers is not held at such meeting, the election shall be held at a regular or special meeting of the board of directors as soon thereafter as may be convenient. Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s death, resignation or removal.
4.3 REMOVAL
     The board of directors may remove an officer at any time, either with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the officer.
4.4 VACANCIES
     The board of directors may fill a vacancy in any office for the unexpired portion of the term.
4.5 CHAIRMAN OF THE BOARD
     The chairman of the board, if a chairman of the board has been elected and is serving, shall preside at all meetings of the stockholders and the board of directors. The chairman of the board shall perform such other duties and have such other powers as the board of directors may from time to time assign to him or her. The chairman may sign with the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certificates for shares of stock of the corporation the board of directors has authorized for issuance.
4.6 PRESIDENT
     The president shall be the chief executive officer of the corporation and, in the absence of the chairman of the board, shall preside at all meetings of the stockholders, the board of directors or any committee of the board of which the president is a member. The president shall have the overall supervision of the business of the corporation and shall direct the affairs and policies of the corporation, subject to such policies and directions as the board of directors may provide. The president shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation is not inconsistent with applicable law, these bylaws or action of the board of directors. The president shall also have power to execute, and shall execute, deeds, mortgages, bonds, contracts and other instruments of the corporation except where required or permitted by law to be otherwise executed and except where the board of directors or president .expressly delegates the execution to some other officer or agent of the corporation. The president may sign with the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certificates for shares of stock of the corporation the board of directors has authorized for issuance. The president shall vote, or give a proxy, power of attorney or other delegation of authority to any other person to vote, all equity interests of any other entity standing in the name of the corporation. The president in general shall have all other powers and shall perform all other duties incident to the chief executive office of a corporation or as the board of directors may from time to time assign to the president.
4.7 VICE PRESIDENTS
     In the absence of the president, at the president’s request or in the event of the president’s inability or refusal to act, the vice presidents in order of their rank as fixed by the board of directors or, if not ranked, the vice president designated by the board of directors or the president shall perform all duties of the president, including the duties of the chairman of the board if and as assumed by the president, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties, not inconsistent with applicable laws, these bylaws, or action of the board of directors, as the board of directors or the president may from time to time assign to them. Any vice president may sign, with the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certificates for shares of stock of the corporation the board of directors has authorized for issuance.
4.8 SECRETARY
     The secretary shall: (a) keep the minutes of the meetings of the stockholders, the board of directors and committees of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) have charge of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each stockholder, director and committee member which shall from time to time be furnished to the secretary by such stockholder, director or member; (e) sign with the chairman of the board, the president or a vice president, certificates for shares of stock of the corporation the board of directors has authorized for issuance; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of secretary and such other duties as the board of directors, the chairman of the board, or president may from time to time assign to the secretary. The secretary may delegate such details of the performance of duties of the secretary’s office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties.
4.9 TREASURER
     The treasurer shall: (a) be responsible to the board of directors for the receipt, custody and disbursement of all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with these bylaws; (c) disburse the funds of the corporation as ordered by the board of directors or the president or as otherwise required in the conduct of the business of the corporation; (d) render to the president or the board of directors, upon request, an account of all his or her transactions as treasurer and on the financial condition of the corporation; and (e) in general, perform all duties incident to the office of treasurer and such other duties as the board of directors, the chairman of the board, or the president may from time to time assign to the treasurer. The treasurer may sign, with the chairman of the board, the president, or a vice president, certificates for shares of stock of the corporation the board of directors has authorized for issuance. The treasurer may delegate such details of the performance of duties of such office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum, and with such surety or sureties, as the board of directors shall determine.
4.10 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES
     The assistant treasurers and assistant secretaries shall perform all functions and duties which the secretary or treasurer, as the case may be, may assign or delegate; but such assignment or delegation shall not relieve the principal officer from the responsibilities and liabilities of his or her office. In addition, an assistant secretary or an assistant treasurer may sign with the chairman of the board, the president, or a vice president, certificates for shares of stock the board of directors has authorized for issuance; and the assistant secretaries and assistant treasurers shall, in general, perform such duties as the secretary or the treasurer, respectively, or the president or board of directors may from time to time assign to them. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums, and with such surety or sureties, as the board of directors shall determine.
4.11 SALARIES
     The salaries of the officers shall be fixed from time to time by the board of directors, by such officer as it shall designate for such purpose or as it shall otherwise direct. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a director of the corporation.
ARTICLE 5
DIVISIONS
5.1 DIVISIONS OF THE CORPORATION
     The board of directors shall have the power to create and establish such operating divisions of the corporation as it may from time to time deem advisable.

5.2 OFFICIAL POSITIONS WITHIN A DIVISION
     The chairman of the board or the president may appoint individuals to, and may, with or without cause, remove them from, official positions established within a division but not filled by the board of directors. The individuals appointed need not be officers of the corporation.
ARTICLE 6
CONTRACTS, LOANS, CHECKS AND DEPOSITS
6.1 CONTRACTS AND OTHER INSTRUMENTS
     The board of directors may authorize any officer(s), agent(s) or employee(s) to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, or of any division thereof, subject to applicable law. Such authority may be general or confined to specific instances.
6.2 LOANS
     No loans shall be contracted on behalf of the corporation, or any division thereof, and no evidence of indebtedness, other than in the ordinary course of business, shall be issued in the name of the corporation, or any division thereof, unless authorized by the board of directors. Such authorization may be general or confined to specific instances.
6.3 CHECKS, DRAFTS, ETC.
     All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, or any division thereof, outside of the ordinary course of business shall be signed by such officers or agents of the corporation, and in such manner, as the board of directors may from time to time authorize.
6.4 DEPOSITS
     All funds of the corporation, or any division thereof, not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.
ARTICLE 7
CERTIFICATES OF STOCK AND THEIR TRANSFER
7.1 CERTIFICATES OF STOCK
     The certificates of stock of the corporation shall be in a form approved by the board of directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the chairman of the board, the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. If any stock certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any officer of the corporation may be facsimile. In case any officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer before the certificate has been issued, the certificate may nevertheless be issued with the same effect as if he or she were such officer at the date of issue. All certificates properly surrendered to the corporation for transfer shall be cancelled and, except as set forth in Section 7.2, no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares has been surrendered and cancelled and the corporation reimbursed for any applicable taxes on the transfer.
7.2 LOST, STOLEN OR DESTROYED CERTIFICATES
     The corporation may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, and may also require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of a new certificate or uncertificated shares.
7.3 TRANSFERS OF STOCK
     Transfers of shares of stock shall be made only on the books of the corporation by the registered holder thereof or by its attorney or successor duly authorized as evidenced by documents filed with the secretary or transfer agent of the corporation. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and in compliance with any restrictions on transfer of which the corporation has notice applicable to the certificate or shares represented thereby, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The board of directors may adopt such additional rules and regulations as it deems advisable concerning the transfer and registration of certificates of stock of the corporation.
7.4 RESTRICTIONS ON TRANSFER
     Any stockholder may enter into an agreement with other stockholders or with the corporation providing for any reasonable restriction on the right of such stockholder to transfer shares of stock of the corporation held by such stockholder. If such restriction is set forth conspicuously on the certificates representing the shares or, in the case of uncertificated shares, is contained in a notice sent pursuant to Section 151(f) of the DGCL, the corporation or the transfer agent shall not be required to transfer such shares upon the books of the corporation without receipt of satisfactory evidence of compliance with the terms of such restriction.
7.5 FIXING RECORD DATE
          (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
          (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day the board of directors adopts the resolution taking such prior action.
          (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

7.6 STOCKHOLDERS OF RECORD
     The corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact of such shares. Accordingly, the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by Delaware law.
ARTICLE 8
INDEMNIFICATION
8.1 GENERAL
     The corporation shall, to the fullest extent permitted by applicable law in effect on the date of effectiveness of these bylaws, and to such greater extent as applicable law may thereafter permit, indemnify and hold Indemnitee harmless from and against any and all losses, liabilities, costs, claims, damages and, subject to Section 8.2, Expenses (as this and all other capitalized words used in this Article 8 not previously defined in these bylaws are defined in Section 8.15 hereof), arising out of any event or occurrence related to the fact that Indemnitee is or was a director or an officer of the corporation or is or was serving in another Corporate Status.
8.2 EXPENSES
     If Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. To the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
8.3 ADVANCES
     In the event of any threatened or pending Proceeding in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Article 8, following written request to the corporation by Indemnitee, the corporation shall promptly pay to Indemnitee amounts to cover Expenses reasonably incurred by Indemnitee in such Proceeding in advance of its final disposition upon the receipt by the corporation of (i) a written undertaking executed by or on behalf of Indemnitee providing that Indemnitee will repay the advance if it shall ultimately be determined that

Indemnitee is not entitled to be indemnified by the corporation as provided in this Article 8 and (ii) satisfactory evidence as to the amount of such Expenses.
8.4 REQUEST FOR INDEMNIFICATION
     To obtain indemnification, Indemnitee shall submit to the secretary of the corporation a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the corporation about the nature and extent of the indemnification or advance sought by Indemnitee. The secretary of the corporation shall promptly advise the board of directors of such request.
8.5 DETERMINATION OF ENTITLEMENT; NO CHANGE OF CONTROL
     If there has been no Change of Control at the time the request for indemnification is submitted, Indemnitee’s entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the corporation shall furnish notice to Indemnitee within ten days after receipt of the request for indemnification notice specifying the identity and address of Independent Counsel. The Indemnitee may, within 14 days after receipt of such written notice, deliver to the corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis for such assertion. If there is an objection to the selection of Independent Counsel, either the corporation or Indemnitee may petition the Court for a determination that the objection is without a reasonable basis or for the appointment of Independent Counsel selected by the Court.
8.6 DETERMINATION OF ENTITLEMENT; CHANGE OF CONTROL
     If there has been a Change of Control at the time the request for indemnification is submitted, Indemnitee’s entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the corporation written notice advising of the identity and address of the Independent Counsel so selected. The corporation may, within 14 days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Indemnitee may, within 14 days after the receipt of such objection from the corporation, submit the name of another Independent Counsel and the corporation may, within seven days after receipt of such written notice, deliver to the Indemnitee a written objection to such selection. Any objections referred to in this Section 8.6 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and such objection shall set forth with particularity the factual basis for such assertion. Indemnitee may petition the Court for a determination that the corporation’s objection to the first or second selection of Independent Counsel is without a reasonable basis or for the appointment as Independent Counsel selected by the Court.
8.7 PROCEDURES OF INDEPENDENT COUNSEL

     If a Change of Control shall have occurred before the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article 8) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 8.4 hereof, and thereafter the corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.
     For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the corporation or another enterprise or on information, opinions, reports or statements presented to him or to the corporation by any of the corporation’s officers, employees or directors, or by any other person as to matters the person reasonably believes are in such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation or another enterprise in the course of their duties or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term “another enterprise” as used in this Section shall mean any other corporation or any partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this Article
8.8 INDEPENDENT COUNSEL EXPENSES
     The corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article 8 and in any Proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.
8.9 ADJUDICATION
     In the event that (i) a determination is made pursuant to Section 8.5 or 8.6 hereof that Indemnitee is not entitled to indemnification under this Article 8; (ii) advancement of

Expenses is not timely made pursuant to Section 8.3 hereof; (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (a) within 90 days after being appointed by the Court, (b) within 90 days after objections to his selection have been overruled by the Court or (c) within 90 days after the time for the corporation or Indemnitee to object to his selection; or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or is deemed to have been made pursuant to Section 8.5, 8.6 or 8.7 hereof, Indemnitee shall be entitled to an adjudication by the Court of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 8.9 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 8.9, the corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or is deemed to have been made that Indemnitee is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8.9, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.
8.10 PARTICIPATION BY THE CORPORATION
     With respect to any Proceeding: (a) the corporation will be entitled to participate therein at its own expense; (b) except as otherwise provided below, to the extent that it may wish, the corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; and (c) the corporation shall not be liable to indemnify Indemnitee under this Article 8 for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. After receipt of notice from the corporation to Indemnitee of the corporation’s election to assume the defense thereof, the corporation will not be liable to Indemnitee under this Article 8 for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit, proceeding or investigation but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless the employment of counsel by Indemnitee has been authorized by the corporation, or Indemnitee shall have reasonably concluded that there is a conflict of interest between the corporation and Indemnitee in the conduct of the defense of such action, or the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by Indemnitee shall be subject to indemnification pursuant to the terms of this Article 8. The corporation shall not be entitled to assume the defense of any Proceeding brought in the name of or on behalf of the corporation or as to which Indemnitee shall have reasonably concluded that there is a conflict of interest between the corporation and

Indemnitee in the conduct of the defense of such action. The corporation shall not settle any action or claim in any manner which would impose any limitation or unindemnified penalty on Indemnitee without Indemnitee’s written consent, which consent shall not be unreasonably withheld.
8.11 NONEXCLUSIVITY OF RIGHTS
     The rights of indemnification and advancement of Expenses as provided by this Article 8 shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the certificate of incorporation, these bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article 8 or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article 8 shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his or its heirs, executors, administrators, successors or assigns. Neither the provisions of this Article 8 or those of any agreement to which the corporation is a party shall be deemed to preclude the indemnification of any person who is not specified in this Article 8 as having the right to receive indemnification or is not a party to any such agreement, but whom the corporation has the power or obligation to indemnify under the provisions of the DGCL.
8.12 INSURANCE AND SUBROGATION
     The corporation shall not be liable under this Article 8 to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
     In the event of any payment hereunder, the corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably requested by the corporation to secure such rights, including execution of such documents as are necessary to enable the corporation to bring suit to enforce such rights.
8.13 SEVERABILITY
     If any provision or provisions of this Article 8 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article 8 shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
8.14 CERTAIN ACTIONS WHERE INDEMNIFICATION IS NOT PROVIDED
     Notwithstanding any other provision of this Article 8, no person shall be entitled to indemnification or advancement of Expenses under this Article 8 with respect to any

Proceeding, or any Matter therein, brought or made by such person against the corporation.
8.15 DEFINITIONS
     For purposes of this Article 8:
     “Change of Control” means a change in control of the corporation after the date Indemnitee acquired his Corporate Status, which shall be deemed to have occurred in any one of the following circumstances occurring after such date: (i) there shall have occurred an event that is or would be required to be reported with respect to the corporation in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if the corporation is or were subject to such reporting requirement; (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the corporation representing 40% or more of the combined voting power of the corporation’s then outstanding voting securities without prior approval of at least two-thirds of the members of the board of directors in office immediately prior to such person’s attaining such percentage interest; (iii) the corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the board of directors in office immediately prior to such transaction or event constitute less than a majority of the board of directors thereafter; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (including, for this purpose, any new director whose election or nomination for election by the corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the board of directors.
     “Corporate Status” describes the status of Indemnitee as a director, officer, employee, agent or fiduciary of the corporation or any predecessor of the corporation, of Pride Oil Well Service Company, a Texas corporation, of Pride International, Inc., a Louisiana corporation, of Marine Drilling Companies, Inc., a Texas corporation, of any subsidiary of the corporation or of Pride Oil Well Service Company, Pride International, Inc., Marine Drilling Companies, Inc., or of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise which Indemnitee is or was serving at the request of the corporation.
     “Court” means the Court of Chancery of the State of Delaware or any other court of competent jurisdiction
     “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.
     “Indemnitee” includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding by reason of his Corporate Status.
     “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the corporation or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.
     “Matter” is a claim, a material issue or a substantial request for relief.
     “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 8.9 hereof to enforce his rights under this Article 8.
8.16 NOTICES
     Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if he anticipates or contemplates making a claim for Expenses or an advance pursuant to the terms of this Article 8, notify the corporation of the commencement of such Proceeding; provided, however, that any delay in so notifying the corporation shall not constitute a waiver or release by Indemnitee of rights hereunder and that any omission by Indemnitee to so notify the corporation shall not relieve the corporation from any liability that it may have to Indemnitee otherwise than under this Article 8. Any communication required or permitted to the corporation shall be addressed to the secretary of the corporation and any such communication to Indemnitee shall be addressed to Indemnitee’s address as shown on the corporation’s records unless he specifies otherwise and shall be personally delivered, delivered by U.S. Mail, or delivered by commercial express overnight delivery service. Any such notice shall be effective upon receipt
8.17 CONTRACTUAL RIGHTS
     The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between Indemnitee and the corporation, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.
8.18 SAVINGS CLAUSE

     If any provision of this Article 8 of these bylaws is determined by a court having jurisdiction over the matter to require the corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum of indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Article 8 shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Article 8 of these bylaws shall be invalidated on any ground, the corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by an applicable portion of this Article 8 of these bylaws that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.
8.19 SUCCESSORS AND ASSIGNS
     This Article 8 of these bylaws shall be binding upon the corporation, its successors and assigns and shall inure to the benefit of Indemnitee’s heirs and personal representatives.
ARTICLE 9
NOTICE
9.1 MANNER OF NOTICE
     Whenever under law, the certificate of incorporation or these bylaws notice is required to be given to any stockholder, director or member of any committee of the board of directors, it shall not be construed to require personal delivery. Such notice also may be given in writing by depositing it in the United States mail (postage prepaid), by express overnight courier, or by facsimile or other electronic transmission. For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by the recipient through an automated process (including, but not limited to, facsimile and electronic mail).
9.2 NOTICE TO STOCKHOLDERS BY ELECTRONIC TRANSMISSION
     Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (b) such inability becomes known to the secretary or an assistant secretary of the corporation or the transfer agent, or other person responsible for giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
9.3 EFFECTIVENESS OF NOTICE
     Notice given by mail shall be deemed to be given at the time it is deposited in the United States mail. Notice given by overnight courier service shall be deemed to be given when delivered to the overnight courier service for delivery. Notice given by facsimile or other electronic transmission shall be deemed given: (a) if by facsimile transmission, when directed to a number at which the recipient has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the recipient. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The requirement for notice shall be deemed satisfied, except in the case of a stockholder meeting with respect to which written notice is required by law, if actual notice is received orally or in writing by the person entitled thereto as far in advance of the event with respect to which notice is given as the minimum notice period required by law or these bylaws.
9.4 WAIVER OF NOTICE
     Whenever under law, the certificate of incorporation or these bylaws notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated therein, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by law, the certificate of incorporation or these bylaws.
ARTICLE 10
GENERAL PROVISIONS
10.1 FISCAL YEAR
     The fiscal year of the corporation shall be fixed by resolution of the board of directors. In the absence of such a resolution, the fiscal year of the corporation shall be the calendar year.

10.2 CORPORATE SEAL
     The board of directors. may adopt a corporate seal inscribed with the name of the corporation and the words “CORPORATE SEAL” and “DELAWARE” and otherwise in the form approved by the board.
10.3 AMENDMENTS
     These bylaws may be altered, amended or repealed (a) by the affirmative vote of a majority of the stock having voting power present in person or by proxy at any annual meeting of stockholders at which a quorum is present, or at any special meeting of stockholders at which a quorum is present, if notice of the proposed alteration, amendment or repeal is contained in the notice of such special meeting, or (b) by the affirmative vote of a majority of the directors then qualified and acting at any regular or special meeting of the board, if the certificate of incorporation confers such power upon the board; provided, however, that the stockholders may provide specifically for limitations on the power of directors to amend particular bylaws and, in such event, the directors’ power of amendment shall be so limited; and further provided that no reduction in the number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

May 31, 2011	/s/ Robert O. Isaac
Robert O. Isaac, Vice President and Secretary